EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 177 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended February 28, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 25, 2015

Appendix A

Report Date

Funds

April 17, 2015

Eaton Vance Global Natural Resources Fund

April 17, 2015

Eaton Vance Focused Growth Opportunities Fund

April 17, 2015

Eaton Vance Focused Value Opportunities Fund